                          Independent Auditors' Consent

We consent to the references to our firm in  Post-Effective  Amendment No. 30 to the Registration  Statement on Form N-1A of Permanent Portfolio Family of Funds,

Inc.  and to the use of our  report,  dated  March  8,  2004,  on the  financial statements  and financial  highlights of the Permanent  Portfolio,  the Treasury

Bill  Portfolio,  the  Versatile  Bond  Portfolio,  and  the  Aggressive  Growth

Portfolio,  each a series of shares of Permanent Portfolio Family of Funds, Inc.

Such  financial  statements and financial  highlights  appear in the 2004 Annual

Report to Shareholders  which is  incorporated by reference in the  Registration

Statement.

                                        /s/ Tait, Weller & Baker

Philadelphia, Pennsylvania
May 26, 2004